Exhibit 99.1

INSITUFORM TECHNOLOGIES, INC. UPDATES 2011 FULL YEAR GUIDANCE

•
North American Sewer Rehabilitation performance has continued to lag in the second quarter and expected second half 2011 recovery has been tempered due to current market conditions and scheduling and execution issues

•	Energy and Mining, European Sewer Rehabilitation and Asia-Pacific Sewer Rehabilitation businesses on track with previous expectations for 2011

•	As a result, full year diluted earnings per share expectation for 2011 revised to $1.30 to $1.40

Chesterfield, MO – June 16, 2011 – Insituform Technologies, Inc. (Nasdaq Global Select Market: INSU) today announced updated diluted earnings per share guidance for the full year 2011 of $1.30 to $1.40 due principally to underperformance in the North American Sewer Rehabilitation business.

Joe Burgess, President and Chief Executive Officer, commented, “As we have progressed through the second quarter, it has become apparent that the recovery of our North American Sewer Rehabilitation business from its lower than expected first quarter performance is not going to be as strong as we previously believed.  While market conditions have been improving and the bid table has increased in recent months, performance has not improved in the second quarter due to lower crew utilization, primarily as a result of delays in project releases, a significant shift to small diameter project sizes and scheduling and execution issues.”

“Our full year outlook for our North American Sewer Rehabilitation business has been reduced by approximately $25 million in operating income, primarily as a result of continued delays in project bids and releases (approximately $13 million); a larger percentage of small diameter pipe projects, which we anticipate will continue for the foreseeable future (approximately $7 million); and, as previously discussed, severe weather in the first quarter and in the beginning of the second quarter (approximately $5 million).   These issues have pressured project management and crew operations, causing lower than expected project performance.  While market opportunities have been increasing in recent months, which should result in improvements in our business, we also are focusing on streamlining our operating and administrative support functions at both the business unit and corporate level.”

“As a result of a growing bid table, our increasing backlog position and the actions we are taking to optimize the operating and support functions of the business, we expect the performance of our North American Sewer Rehabilitation business in the second half to be significantly improved over the first half.”

“We continue to see very robust market conditions in each of our Energy and Mining businesses, in particular our international markets.  While we are continuing to see a second half 2011 lull in pipe coating projects at our Louisiana facilities, we are seeing dramatically increased quoting and bidding activity associated with Gulf of Mexico pipeline activity that should positively impact our 2012 profitability.  We anticipate that both Corrpro and United Pipeline Systems will each have record years again in 2011, and our prospects continue to improve in these businesses on a global basis for further growth in 2012.”

“We are also experiencing more robust activity in our Asia-Pacific markets.  We are very optimistic about our prospects for recent large Indian bids and also have significant prospects in Malaysia and Australia over the coming months.”

“Our European business continues to make solid progress, and we remain confident that this business will contribute significant operating profit improvements for the year.  Market conditions in the United Kingdom and France are slowly improving, and the remainder of our European business continues to advance, while we maintain cost reduction initiatives throughout the business.”

 “The management team has been conducting intensive reviews of updated forecast and business outlooks from each of our business units and, based on these reviews, along with the impacts of various cost reduction and restructuring initiatives, we believe that our full year diluted earnings performance for 2011 will be in the range of $1.30 and $1.40 per share.  We also anticipate second quarter diluted earnings per share of $0.20 and $0.22.  Each of these figures exclude any costs associated with any potential restructuring and non-recurring expenses.”

“I am confident that as we implement fundamental changes to our North American Sewer Rehabilitation organization, as our other businesses continue to advance and as we move the Company forward in terms of growth initiatives, we will be back on track in terms of achieving our long-term goal of attaining a fifteen percent return on capital in 2012 and delivering a consistent premium return to our investors.”

The Company will host a conference call on Thursday, June 16, 2011 at 2:00p.m. Eastern Daylight Time, to review this update.  After brief opening remarks, there will be a limited question and answer period.  This conference call can be accessed as follows:

Listen-only, Toll free:    (877) 331-4221
Listen-only, Toll:           (408) 940-3819
Confirmation Code:       76679747

The conference call will also be webcast live via the Internet on Insituform’s website (www.insituform.com). To access the webcast connect to the website five to ten minutes prior to the scheduled time.

An audio archive of the webcast will be available beginning approximately two hours after the conclusion of the conference call through www.insituform.com.  The webcast archive is available for one week.

Any financial or statistical information presented during the call, including any non-GAAP measures, the most directly comparable GAAP measures and reconciliation to GAAP results, can be accessed by clicking on the Webcasts tab on the Investors page of Insituform’s website (www.insituform.com) or by using the following link: http://www.insituform.com/Investors/554/webcasts.aspx

Insituform Technologies, Inc. is a worldwide leader in global pipeline protection.  Insituform provides proprietary technologies and services for rehabilitating sewer, water and energy and mining piping systems and the corrosion protection of industrial pipelines.  More information about Insituform can be found on its internet site at www.insituform.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements.  The Company makes forward-looking statements in this news release that represent the Company’s beliefs or expectations about future events or financial performance.  These forward-looking statements are based on information currently available to the Company and on management’s beliefs, assumptions, estimates or projections and are not guarantees of future events or results.  When used in this document, the words “anticipate,” “estimate,” “believe,” “plan,” “intend, “may,” “will” and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  Such statements are subject to known and unknown risks, uncertainties and assumptions, including those referred to in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on February 28, 2011.  In light of these risks, uncertainties and assumptions, the forward-looking events may not occur.  In addition, our actual results may vary materially from those anticipated, estimated, suggested or projected.  Except as required by law, we do not assume a duty to update forward-looking statements, whether as a result of new information, future events or otherwise.  Investors should, however, review additional disclosures made by the Company from time to time in its periodic filings with the Securities and Exchange Commission.  Please use caution and do not place reliance on forward-looking statements.  All forward-looking statements made by the Company in this news release are qualified by these cautionary statements.

Insituform® and the Insituform® logo are the registered trademarks of Insituform Technologies, Inc. and its affiliates.

CONTACT:
Insituform Technologies, Inc.
David A. Martin, Senior Vice President and Chief Financial Officer
(636) 530-8000